Knappenberger Bayer
Code of Ethics
(Revised 10/2000)

The reputation and success of Knappenberger Bayer require continuing adherence to high ethical standards. This Code sets forth the basic policy and standards concerning ethical conduct and provides guidance in several areas of specific concern. Our aim is to promote an atmosphere in which ethical behavior is actively thought about and practiced.

The policy and standards are grouped under section headings that emphasize the fundamental and overriding principles that should guide our behavior. We should act in a manner that will serve the best interests of the client and then
Knappenberger Bayer; that will preserve a confidential information; and that will avoid conflicts of interest.

No code of ethics can provide rules to cover every circumstance. Answers to questions involving ethical considerations are often neither easy nor clear-cut. Any doubts about the propriety of an activity or course or conduct should be resolved in advance by obtaining written approval from the Vice President of Administration.


Part I
Investments - Rule 17j-1


1. Definitions
     A. "Fund" means J & B Small Cap Aggressive Growth Fund & Eastcliff
Emerging Growth Fund.
     B. "Access person" means any director, officer, general partner, or advisory person of the Fund.
     C. "Advisory person" means (i) any employee of the Fund or of any company in a control relationship . to the Fund, who , in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a security of the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Fund who obtains information concerning recommendations made to the Fund with regard to the purchase or sale of a security:

I. normally assisting in the preparation of public reports, or receiving public reports, but not receiving information about current recommendations or trading; or

II. a single instance of obtaining knowledge of current recommendations or trading activity, or infrequently and inadvertently obtaining such knowledge.

      D. A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

      E. "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities Exchange Act of 1934
            and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an access person has or acquires.

       F. "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment
            Company Act.

G. "Disinterested director" means a director of the Fund who is not an "interested person" of the Fund within the meaning of Section 2(a)(19) of the Investment Company Act.

H. "Purchase or sale of a security" includes, inter alia, the writing of an option to purchase or sell a security.

 I. "Security" shall have the meaning set forth in Section 2(a)(36) of the Investment Company Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the Investment Company Act, bankers'
     acceptances, bank certificates of deposit, commercial paper, and such other money market instruments as designated by [the board or some other entity or person].

J. "Security held or to be acquired" by the Fund means any security as defined in the Rule which, within the most recent 15 days, (i) is or has been held by the Fund, or
(ii) is being or has been
    considered by the Fund for purchase by the Fund.


2.  Exempted Transactions

     The prohibitions of Section 3 of this Code shall not apply to:

       A. Purchases or sales effected in any account over which the access person has no direct or indirect influence or control.

       B. Purchases or sales of securities which are not eligible for purchase or sale by the Fund.

       C. Purchases or sales of securities which are non-volitional on the part of either the access person or the Fund.

       D. Purchases which are part of an automatic dividend reinvestment plan.

       E. Purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

       F. Purchases or sales which receive the prior approval of [name of person or body] because they are only remotely potentially harmful to the Fund, because they would be very unlikely to affect a highly institutional market, or because they clearly are not related economically to the securities to be purchased, sold or held by the Fund.

3.  Prohibited Purchases and Sales

A. No access person shall purchase or sell, directly or indirectly, any security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he or she knows or should have known at the time of such purchase or sale:

                        1) is being considered for purchase or sale by the Fund; or
2)  is being purchased or sold by the Fund.

B. Access persons shall clear personal transactions and transactions for an account in which they are a beneficial owner through KB's Compliance Officer using a Personal Transaction Pre-Clearance form. The transaction once approved must be completed no later than the next business day.

C.      Access persons may not purchase or sell a security within three
(3) trading days before and after the Fund.

D. Access persons are restricted from participating in any Initial Public Offerings of securities.

E. Access persons must receive written approval from KB's compliance officer before participating in private placements of public companies.

        See also, Part II - Insider Trading Policies


4..  Reporting  (For Detailed Reporting Obligations See Part III)

       A. Every access person shall report to the Fund the information described in Section 4(c) of this Code with respect to transactions in any security in which such access person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the security; provided, however, that an access person shall not be required to make a report with respect to transactions effected for any account over which such person does not have any direct or indirect influence.

       B. A disinterested director of the Fund need only report a transaction in a security if such director at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a director of the Fund, should have known that, during the 15 day period immediately preceding the date of transaction by the director, such security was purchased or sold by the Fund or was being considered by the Fund or its investment adviser for purchase or sale by the Fund.

       C. Every report shall be made not later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected, and shall contain the following information:

        I. The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

              II. The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

             III.  The price at which the transaction was effected; and,

             IV. The name of the broker, dealer or bank with or through whom the transaction was effected.

        D. All access persons are required within 10 days of commencement of employment with the Adviser and, thereafter within 30 days after the end of each calendar year, to report all securities in which the access person has any direct or indirect beneficial interest, as well as the name of the broker dealer or bank with whom the access person maintained an account in which any such securities were so held, to the Adviser.

        E. Any such report may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

5.  Sanctions

         Upon discovering a violation of this Code, the board of directors of the Fund may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure or suspension or termination of the employment of the violator. All material violations of this Code and any sanctions imposed with respect thereto shall be reported periodically to the board of directors of the investment company with respect to whose securities the violation occurred.



ADDENDUM A- INVESTMENT ADVISERS

1.  Definitions

        A.  "Adviser" means Knappenberger Bayer, KB Growth Advisors, LLC.

        B. "Investment Company" means a company registered as such under the Investment Company Act of 1940 and for which the Adviser is the investment adviser.

        C. "Access person" means any director, officer, general partner, or advisory person of the Adviser.


2.  Reporting

         A. Notwithstanding Section 4(a) of this Code, an access person need not make a report where the report would duplicate information recorded pursuant to Rules 204- 2(a)(12) or 204-2(a)(13) under the Investment Advisers Act of 1940.

         B.

3. Codes of Ethics of Investment Advisers & Sub- Advisers as relates to the J & B Small Cap Aggressive Growth Fund & Eastcliff Emerging Growth Fund


Prior to retaining the services of an investment adviser or sub-adviser to the Fund, the Board of Directors of the Fund, including a majority of the
Disinterested directors, shall approve the code of ethics adopted by such investment adviser or sub-adviser pursuant to Rule 17j- 1 under the Act. The Board of Directors of the Fund, including a majority of Disinterested directors, shall approve any material changes to any such code of ethics within six months after the adoption of the material change. Prior to approving any such code of ethics or amendment thereto, the Board of Directors shall receive a certification from such investment adviser or sub-adviser that it has adopted such procedures as are reasonably necessary to prevent access p ersons of such investment adviser or sub-adviser from violating such code. Prior to approving this Code of Ethics and the code of ethics of the investment adviser or sub-adviser, and any material changes thereto, the Board of Directors must determine that any such code of ethics contain provisions reasonably necessary to prevent the applicable access persons form violating Rule 17j-1 (b) of the Act.




Part II
POLICY REGARDING INSIDE INFORMATION
        AND INSIDER TRADING


Knappenberger Bayer ("KB") forbids any officer, director or employee from trading, either personally or on behalf of others, (such as, mutual funds and private accounts managed by KB) on material nonpublic information or communicating material nonpublic information to others in violation of the law. This conduct is frequently referred to as "insider trading." KB's policy applies to every officer, director and employee and extends to activities within and outside their duties at KB. Every officer, director and employee must read and retain this policy statement. Any questions regarding KB's policy and procedures should be referred to Karen Cloud Linn ("Karen").

        The term "insider trading" is not defined in the federal securities laws, but generally is used to refer to the use of material nonpublic information to trade in securities (whether or not one is an "insider") or to communications of material nonpublic information to others.

        While the law concerning insider trading is not static, it is generally understood that the law prohibits:

        1. trading by an insider, while in possession of material nonpublic information, or
        2. trading by a non-insider, while in possession of material nonpublic information, where the information either was disclosed to the non-insider in violation of an insider's duty to keep it confidential or was misappropriated, or
        3.      communicating material nonpublic information to others.

        The elements of insider trading and the penalties for such unlawful conduct are discussed below. If, after reviewing this policy statement, you have any questions you should consult Karen.


1.      Who Is an Insider?

        The concept of "insider" is broad. It includes officers, directors and employees of a company. In addition, a person can be a "temporary insider" if he or she enters into a special confidential relationship in the conduct of a company's affairs and as a result is given access to information solely for the company's purpose. A temporary insider can include, among others, a company's attorneys, accountant, consultants, bank lending officers, and the employees of such organizations. In addition, KB may become a temporary insider of a company it advises or for which it performs other services. According to the Supreme Court, the company must expect the outsider to keep the disclosed nonpublic information confidential and the relationship must at least imply such a duty before the outsider will be considered an insider.

2. What Is Material Information?

        Trading on inside information is not a basis for liability unless the information is material. "Material information" generally is defined as information for which there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions, or information that is reasonably certain to have a substantial effect on the price of a company's securities. Information that officers, directors and employees should consider material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

        Material information does not have to relate to a company's business. For example, in Carpenter v. U.S., 108 U.S. 316 (1987), the Supreme
     Court considered as material certain information about the contents of a forthcoming newspaper column that was expected to affect the market price of a security. In that case, a Wall Street Journal reporter was found criminally liable for disclosing to others the datesthat reports on various companies would appear in the Journal and whether thosereports would be favorable or not.

3.  What Is Nonpublic Information?

        Information is nonpublic until it has been effectively communicated to the market place. One must be able to point to some fact to show that the information is generally public. For example, information found in a report filed with the SEC, or appearing in Dow Jones, Reuters Economic Services, The Wall Street Journal or other publications of general circulation would be considered public.

4.  Theories Upon Which Liability May Be Based

        It is well settled under the securities laws that there may be liability for unlawful dissemination of inside information under one of several theories. These theories include but are not limited to: (a) a fiduciary duty theory or (b) a misappropriation theory.

5.  Penalties for Insider Trading

        Penalties for trading on or communicating material nonpublic information are severe, both for individuals involved in such unlawful conduct and their employers. A person can be subject to some or all of the penalties below even if he or she does not personally benefit from the violation. Penalties include:

               civil injunctions
               treble damages
               disgorgement of profits
               jail sentences
               fines for the person who committed the violation of up to three times the profit gains or loss avoided, whether or not the person actually benefited,
and
               fines for the employer or other controlling person of up to the greater of $1,000,000 or three times the amount of the profit gained or loss avoided.


Knappenberger Bayer
Code of Ethics
Part III
Quarterly Reporting Obligations

I. Persons Required to Report

The reporting obligations set forth below apply to the following persons:

a) Any director or officer of Knappenberger Bayer ("KB"); b) Any employee of KB who makes any recommendation with respect to any security*, who participates in the determination of which recommendation shall be made, or whose function or duties relate to the determination of which recommendation shall be made; c) Any employee of KB who, in connection with his or her duties, obtains any information concerning which securities are being recommended or of information concerning such recommendations; and d) Any of the following persons who obtain information concerning securities recommendations being made by KB prior to the effective dissemination of such recommendations: (i) any person in a control* relationship to KB (ii) any affiliated person* of any such controlling person
(iii) any affiliated person of any such affiliated person.

II. Timing and Filing of Reports

Every report required to be made shall be filed with Karen Cloud Linn, not more than 10 days after the end of the calendar month in which the transaction of the related report was effected, except that Karen Cloud Linn shall file her report with David G. Bayer. At the end of each calendar quarter, Gail M. Knappenberger shall review all quarterly transactions.

III. Content of Reports

Every report shall contain the information set forth on the report form, including the

a) The date of the transaction, the title and the number of shares or principal amount of each security involved; b) The nature of the transaction, (i.e., purchase, sale or any other type of acquisition or disposition); c) The price at which the transaction was effected; and d) The name of the broker, dealer or bank with or through which the transaction was effected.


IV. Transactions that Trigger an Obligation to Report

Each person to whom the reporting obligations apply must file a report with respect to transactions in any security which such person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership* in the security. Each person to whom the reporting obligations apply will be responsible for filing any and all negative reports.

There is no obligation to report transactions effected in any account over which KB nor an advisory representative* has any direct or indirect influence or control.

It should be noted that, in addition to his or her own holdings, a person may be required to include in the quarterly report the holdings of members of his or her immediate family and of partnerships of which such person is a member as well as of certain trusts and holding companies. It should also be noted that a person is deemed to be a beneficial owner of securities that he or she has the right to acquire through the exercise of options, warrants, etc., or through the conversion of convertible securities. (These requirements are discussed in the attached Appendix.)

Because of the expansive nature of beneficial ownership, it is necessary for each person to whom the reporting obligations apply inform himself or herself as to the transactions by others which affect the beneficial ownership of such person.

V.      Disclaimer of Beneficial Ownership

A report may contain a statement that the report shall not be constructed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

VI. Review of Reports

The person in receipt of the filed report should review such report and indicate that he or she has reviewed such report by initialing the cover page. The review process includes procedures outlined in Knappenberger Bayer's "Policy Against Insider Trading" concerning material non-public information.

VII. Reports are Available to the Securities and Exchange Commission.

Reports filed by KB personnel become part of the permanent records that KB is obligated to maintain and preserve. KB will make these reports available to representatives of the Securities and Exchange Commission for their review in connection with examinations of KB.


*See Appendix for definitions

APPENDIX

Definition of terms used in KB's Quarterly Reporting Obligations form.


Advisory representative:        any person required to file quarterly reports,
as identified in paragraph (1).

Affiliated person: includes, in the case of a particular person, (a) any person directly or indirectly owning, controlling, or holding with power to vote, 5 % or more of the outstanding voting securities of such other person; (b) any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such person; (c) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (d) any officer, director, partner, co-partner or employee such other person; (e) if such other person is an investment company, any investment advisor thereof or any member of an advisory board thereof; and (f) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

control:        means the power to exercise a controlling influence over
the management or policies of a company, unless such power is solely the result of an official position with the company.

security:       includes the meaning of the term as commonly
understood in the securities industry, except that it does not include securities which are direct obligations of the United States.

Beneficial ownership: is determined by reference to the Securities Exchange Act of 1934 and certain rules and regulations thereunder. "Beneficial owner" means any person whom, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares a direct or indirect pecuniary interest in an issuer's equity securities. "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the subject securities. A person beneficially owns securities held individually or jointly with another, whether registered in the name of such person or persons, held in "street name" by nominee.

While one clearly has "pecuniary interest" in securities one personally owns outright, it is more difficult to determine when a person has an "indirect pecuniary interest" in securities by virtue of some more tenuous connection to them. The following are guidelines to provide assistance in determining whether a Reporting Person beneficially owns a particular security:

1) Securities held by immediate family. Securities held by members of a person's immediate family sharing the same household give rise to an indirect pecuniary interest of the Report Person. The term "immediate family" means "any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in- law, and shall include adoptive relationships.

A broad interpretation of changes made in 1991 to the Securities Exchange Act of 1934 could result in a Reporting Person being deemed to have an indirect pecuniary interest in any securities in which a member of his or her immediate family sharing the same household has an indirect pecuniary interest.

Furthermore, shares held by members of a Reporting Person's immediate family sharing the same household should be treated by the Reporting Person as beneficially owned under the "pecuniary interest" test.

2) Partnership interest. A general partner's proportionate interest in the portfolio securities held by a general or limited partnership is includable as owned by that person. A general partner's proportionate interest is determined by reference to the partnership agreement in effect at the time of the transaction and the partnership's most recent financial statements, and is the greater of (i) the general partner's share of the partnership profits, including profits attributed to any limited partnership interest held by the general partner and any other interest and profits to that partner that arise from the purchase and sale of the partnership's portfolio securities, or (ii) the general partner's share of the partnership capital account, including the share attributable to any limited partnership interest held by the general partner.

As indicated in subparagraph1 above, if a member of the Reporting Person's immediate family sharing the same household is a general partner of a partnership, his or her proportionate interest in the partnership may be attributable to the insider.

As to interests of a Reporting Person in limited partnerships that are restricted to participation solely as a limited partner, there is no attribution to the Reporting Person of securities owned by the limited partnership.

3) Trusts. It is possible that a Reporting Person must report securities held in a trust. If a Reporting Person is a trustee of any trust in which such person or a member of his or her immediate family has a pecuniary interest, such person must report the holdings of such trust. Receipt of a performance fee may or may not be deemed to be a pecuniary interest for this purpose. If a Reporting Person is a settlor or a trust by reserves the right to revoke the trust without the consent of another person, or is a beneficiary of a trust and has or shares investment control with respect to trust transactions, the trust's holdings and transactions must be reported by the Reporting Person.

4) Corporations and Similar Entities. A Reporting Person who is a shareholder in another corporation or similar entity is not deemed to have a pecuniary interest in portfolio securities owned by the other corporation or entity if the Reporting Person is not a controlling shareholder of the other corporation or entity and does not have or share investment control over the entity's portfolio.

5) Charitable Organizations and Foundations. If a Reporting Person establishes or is otherwise involved with a properly constituted qualified charitable foundation under the Internal Revenue Code, in the absence of unusual circumstances, securities held by such foundation need not be reported by such person since no private person is allowed to profit or share in any profit derived from transactions in securities held by such a foundation.



Knappenberger Bayer
Code of Ethics
Part IV
Miscellaneous Policies and Restrictions

SERVE KNAPPENBERGER BAYER'S BEST INTEREST

To preserve and foster our clients' trust and confidence, complete honesty and fairness are required in our internal and external affairs.

Employees are expected to exercise good judgement and common sense in their decision-making and their dealings with others. Commitments should be made only if they can be met realistically. The services of others such as suppliers, brokers or attorneys should be chosen based on the quality of service and competitiveness of price.

The products and services of Knappenberger Bayer should be presented accurately and fairly.

Employees should strive to improve policies, procedures and investment results that will contribute to customer satisfaction and enhance Knappenberger Bayer's image. If an employee becomes aware of actual or potential problems in any area of Knappenberger Bayer's service or operations, the employee should inform his or her supervisor or the Vice President of Administration.

Employees are expected to be knowledgeable about their jobs and to comply with all applicable laws and regulations. When the applicability or interpretation of laws or regulation is unclear, the employee must seek advice.

If  an  employee   becomes  aware  of  a  possible   business   opportunity  for
Knappenberger Bayer, the employee should bring the opportunity to the attention of the appropriate persons at Knappenberger Bayer.

PRESERVE CONFIDENTIALITY

Confidential Information

Confidential information about Knappenberger Bayer, its clients and suppliers acquired by an employee through his or her employment must be held in the strictest of confidence. It is to be used solely for corporate purposes and never for personal gain by the employee. Confidential information obtained by an employee must not be disclosed to any other employee unless the other employee has a business need to know the information for the performance of his or her duties. Confidential information may be disclosed to persons outside Knappenberger Bayer only when its disclosure is required by law or has been specifically authorized in writing by the client.

AVOID CONFLICTS OF INTEREST

Employees must avoid conflicts of interest in their personal and business activities. A conflict of interest exists when an employee has a personal interest in a matter that be inconsistent or incompatible with the employee's obligation to exercise his or her best judgement in pursuit of the interest of Knappenberger Bayer and its clients. Or where an outside activity encroaches on the time that an employee should devote to affairs of Knappenberger Bayer.

When presented with a situation involving a potential conflict of interest, an employee should ask: Would public disclosure of the matter embarrass Knappenberger Bayer or lead an outside observer to believe that a conflict exists? It is important to recognize that the appearance of a conflict of interest can be just as damaging to the reputation of Knappenberger Bayer and the employee as the existence of an actual conflict.

The sections that follow provide rules and guidance for specific situations in which the possibility of a conflict of interest is present. Certain activities must be strictly avoided and others require written approval before they can be undertaken.

If a conflict or potential conflict of interest arises in circumstances not discussed under the rules that follow, or if applicable of a rule to a set of circumstances is unclear, an employee must disclose the possible conflict in writing to the Vice President of Administration for consideration by the Chairman.

Personal Finances

Employees are expected to manage their personal finances in a prudent manner.

Investments

An employee's investment in the securities (such as stocks, notes or interest in limited partnerships) of a supplier may affect or may appear to affect the employee's judgement in the handling of transactions between Knappenberger Bayer and the supplier. For this reason, employees must not invest in the securities of a supplier of Knappenberger Bayer unless:

 . . . the employee has no involvement in the approval or the management of business transactions between the supplier and Knappenberger Bayer, or,

 . . . the securities of the supplier are publicly traded on a national securities exchange and the employee does not have information concerning the investment that has not been disclosed publicly.

(See also Attachment A  Code of Ethics - Investments Rule 17j-1)


Outside Activities

Involvement in civic and political activities is beneficial to an employee's personal growth and influence within his or her community and profession, as well as to Knappenberger Bayer. However, participation in outside activities must not adversely affect an employee's performance or his or her duties for Knappenberger Bayer. Outside activities that compete with Knappenberger Bayer's business, present a conflict or potential conflict of interest, or which might subject Knappenberger Bayer to criticism or adverse publicity are not permitted.

Civic Activities: Active participation by employees in religious, community, professional or charitable organizations is encouraged. Approval is not required to participate in or accept appointment as a trustee, director or officer of a non-profit organization unless there is a potential conflict of interest between the organization and Knappenberger Bayer.

Political Activities: Employees are encouraged to participate in political activities on their own time and in accordance with their individual desires and political preferences. However, it must be clear at all times that an employee's participate is done as an individual and not as representative of Knappenberger Bayer. Before the employee becomes a candidate or appointee to a public office, the employee must advise his or her supervisor.

Business and Employment Activities: An employee may not accept a position as a director, trustee, officer, owner or general partner of any outside business organized for profit without prior written approval. Approval will generally be given if the outside business involves members of the employee's immediate family or is desirable from Knappenberger Bayer's viewpoint. Approval to serve as a director of a publicly held corporation must be obtained from the Chairman. Employees may not have other employment without prior written approval of the Chairman. Approval for competing or conflicting outside employment will not be given. Competing or conflicting outside employment includes any position that:

1. Competes with the service or business provided by Knappenberger Bayer.
2. Requires activities or services to be performed during regular working hours (e.g. receiving phone calls, preparing reports); or
3. Includes providing services to the general public where the knowledge of the individual's employment with Knappenberger Bayer may influence customers.

Participation in an outside business involves responsibilities and risks, which an employee needs to be aware of and needs to be willing to assume. Approval shall not imply that an employee is serving at the direction or request of Knappenberger Bayer.

Gifts

Employees and members of their immediate families must not accept gifts (including services, discounts, entertainment, travel or promotional materials) from an actual or potential client or supplier or from business or professional people to whom employees do or may refer business unless the gift was made in accordance with accepted, lawful business practices and is of sufficiently limited value that no possible inference can be drawn that the gift could influence the employee in the performance of his or her duties for Knappenberger Bayer. The standards for acceptance of gifts are also applicable to any employee's giving gifts. Cash must never be accepted or given.

It is unlawful for an employee to corruptly seek or accept anything of value form any person, intending to be influenced or rewarded in connection with any business or transaction with Knappenberger Bayer.

Discounts or rebates on merchandise or services from an actual or potential client or supplier to Knappenberger Bayer may be accepted only if they are comparable to and do not exceed the discount or rebate given by the customer or supplier to persons who are not employed by Knappenberger Bayer.


Acknowledgement
        I have read and understand the foregoing procedures and will comply in all respects with such procedures.


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Name                                            Date